EXHIBIT 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of the Common Shares, $.01 par value per share, of Genpact Limited is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1).  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  July 21, 2011

GE CAPITAL (MAURITIUS) HOLDINGS LTD.

By:	/s/ Frank J. Ertl
	Name:	Frank J. Ertl
	Title:	Attorney-in-fact

GE CAPITAL INTERNATIONAL (MAURITIUS)

By:	/s/ Frank J. Ertl
	Name:	Frank J. Ertl
	Title:	Attorney-in-fact

GE INDIAN SERVICES HOLDING PRIVATE LIMITED

By:	/s/ Frank J. Ertl
	Name:	Frank J. Ertl
	Title:	Attorney-in-fact

GE INDIA VENTURES LLC

By:	/s/ Frank J. Ertl
	Name:	Frank J. Ertl
	Title:	Attorney-in-fact

GENERAL ELECTRIC CAPITAL SERVICES INDIAN INVESTMENTS LLC

By:	/s/ Frank J. Ertl
	Name:	Frank J. Ertl
	Title:	Attorney-in-fact

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Frank J. Ertl
	Name:	Frank J. Ertl
	Title:	Attorney-in-fact

GENERAL ELECTRIC CAPITAL SERVICES, INC.

By:	/s/ Frank J. Ertl
	Name:	Frank J. Ertl
	Title:	Attorney-in-fact

GENERAL ELECTRIC COMPANY

By:	/s/ Frank J. Ertl
	Name:	Frank J. Ertl
	Title:	Attorney-in-fact